EXHIBIT 99.1

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE

PARAGON OFFSHORE REPORTS FIRST QUARTER 2016 RESULTS AND
PROVIDES FLEET STATUS REPORT

•	First quarter adjusted EBITDA of $115 million net of reorganization items; revenues of $265 million

•	Contract drilling services costs 28% lower compared to previous quarter

•	Cash balance at March 31, 2016 of $835 million

•	Contract backlog at March 31, 2016 of $806 million

HOUSTON, May 9, 2016 - Paragon Offshore plc (“Paragon”) (OTC: PGNPQ) today reported a first quarter 2016 net loss of $5.2 million, or a loss of $0.06 per diluted share, as compared to first quarter 2015 net income of $61.1 million, or $0.69 per diluted share.

Results for the first quarter 2015 included a $16.8 million, or $0.17 per diluted share, gain on the sale of an asset, a $4.3 million, or $0.05 per diluted share, gain related to the repurchase of an aggregate principal amount of $11 million of its senior unsecured notes, and a $2.0 million, or $0.02 per diluted share, tax provision relating to the gains. Excluding the gains and the tax impact of the gains, Paragon’s adjusted net income for the first quarter 2015 was $42.0 million, or $0.47 per diluted share (for a reconciliation to net income for all “adjusted” metrics, see the Reconciliation of GAAP to Non-GAAP Financial Measures Table).

Adjusted EBITDA is defined as net income (loss) before taxes, plus interest expense, depreciation, losses on impairments, foreign currency losses, and reorganization items, less gains on the sale of assets, interest income, and foreign currency gains. For the first quarter 2016, adjusted EBITDA was $115.4 million, compared to $97.6 million in the fourth quarter of 2015.

“Paragon delivered better than anticipated operating results during the quarter even as we continued to engage in a process to restructure our balance sheet and eliminate a significant amount of debt,” said Randall D. Stilley, President and Chief Executive Officer. “Contract drilling costs were approximately 28% lower versus the fourth quarter 2015, while contract drilling revenues were down only 12%, highlighting our ongoing ability to execute in a difficult environment.”

Total revenues for the first quarter of 2016 were $265.1 million compared to $299.6 million in the fourth quarter of 2015. Paragon reported that utilization for its marketed rig fleet, which excludes available days related to rigs that were stacked and not marketed during the quarter, declined to 53 percent for the first quarter of 2016 compared to 56 percent for the fourth quarter of 2015. Average daily revenues decreased three percent in the first quarter of 2016 to $135,000 per rig compared to the previous quarter average of $140,000 per rig. Contract drilling services costs declined 28 percent in the first quarter of 2016 to $112.7 million compared to $156.8 million in the fourth quarter of 2015.

General and administrative (“G&A”) costs for the first quarter 2016 totaled $12.2 million compared to $17.6 million for the fourth quarter of 2015. Reorganization costs totaled $21.8 million in the first quarter 2016 compared to $8.2 million in the fourth quarter 2015. The reorganization costs in the fourth quarter 2015 were included in G&A.

Net cash from operating activities was $106.2 million in the first quarter of 2016 as compared to $97.0 million for the fourth quarter of 2015. Cash used for capital expenditures in the first quarter totaled $23.3 million. At March 31, 2016, liquidity, defined as cash and cash equivalents, totaled $835.4 million.

Operating Highlights
Paragon’s total contract backlog at March 31, 2016 was an estimated $806 million compared to $1.01 billion at December 31, 2015, including approximately $142.1 million of backlog for the Paragon DPDS3 that Paragon’s customer Petrobras has indicated it will contest in connection with the length of prior shipyard projects relating to the rig.
During the quarter, Paragon added approximately $40.0 million in net backlog related to previously disclosed contract extensions in the North Sea and Middle East. In the North Sea, the Paragon B391 received a contract extension from late March 2016 to late May 2016 at a dayrate of $85,000. In the Middle East, the Paragon M1162 received a contract extension from mid-January 2017 to late January 2019 at a dayrate of $85,000, with the rate reduction retroactive to January 1, 2016. However, the company is still in negotiations with its customer regarding the terms of the extension. Also in the Middle East, Paragon reported in its April 2016 Fleet Status Report that it had received a notice of early termination for the Paragon L784, currently under contract to NDC (ZADCO), with an effective end date early in November 2016 and which represents a backlog reduction of $46.2 million.
Utilization of Paragon’s marketed floating rig fleet was 68 percent in the first quarter of 2016, an increase from the 61 percent utilization achieved in the fourth quarter of 2015. The increase in marketed utilization in the first quarter of 2016 reflects the removal of the Paragon MDS1 from the calculation as that rig is cold-stacked and not currently being marketed. Average daily revenues for Paragon’s floating rig fleet increased by five percent to $265,000 per rig in the first quarter of 2016 from $252,000 per rig in the fourth quarter of 2015.
Utilization of Paragon’s marketed jackup rig fleet was lower at 51 percent in the first quarter compared to the 55 percent utilization in the fourth quarter of 2015. Average daily revenues for Paragon’s jackup fleet during the first quarter decreased by six percent to $114,000 per rig from $121,000 per rig during the fourth quarter of 2015.
At the end of the first quarter of 2016, an estimated 33 percent of the company’s marketed rig operating days were committed for 2016, including 33 percent for both floating and jackup rig days. The calculations for committed operating days exclude available days related to rigs that were stacked and not marketed during the quarter.
Restructuring Background and Update
As announced on February 15, 2016, Paragon commenced proceedings to restructure its balance sheet under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court (the “Bankruptcy Court”) in the District of Delaware. The company has entered into a Plan Support Agreement (“PSA”) with an ad hoc committee representing approximately 77 percent in the aggregate of holders (the “Bondholders”) of its senior unsecured notes and a group comprising approximately 96 percent of the amounts outstanding (the “Revolver Lenders”) under Paragon’s Senior Secured Revolving Credit Agreement (the “Revolving Credit Agreement”). Approval of the transaction by the Revolver Lenders and the Bondholders will require that 2/3 in principal amount and 1/2 in number of those voting in each class to approve the transaction. Paragon also reached an agreement with Noble Corporation (“Noble”) whereby Noble will provide Mexican tax bonding and assume certain tax liabilities.
On April 6, 2016, the Bankruptcy Court approved the company’s disclosure statement as amended as well as an amended plan of reorganization. The Bankruptcy Court also set June 21, 2016 as the date for commencement of the plan confirmation hearing before the Bankruptcy Court.
Outlook
“Although oil prices have rebounded off their lows for the year, we do not anticipate a resumption in offshore drilling activity in the near-term,” Mr. Stilley said. “Paragon’s focus is on emerging from our Chapter 11 process mid-summer as a stronger, more competitive company that is well-positioned for the future. We intend to continue to manage our costs and maintain adequate liquidity while we aggressively pursue any new contracts that are available. In spite of the downturn, Paragon will continue to differentiate itself through our dedicated service delivery of safe, reliable, and efficient operations.”
Paragon Provides Fleet Status Report and Information on Going Concern Risk
Paragon also announced today that it issued a report on drilling rig status and contract information as of May 9, 2016.  The report, titled "Fleet Status Report," can be accessed on the Company's website at www.paragonoffshore.com under the "Our Fleet" or "Investor Relations-Fleet Status Reports" sections of the website.

The accompanying consolidated financial statements have been prepared assuming that Paragon will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The company’s ability to continue as a going concern is contingent upon the Bankruptcy Court’s approval of its reorganization plan. This represents a material uncertainty related to events and conditions that may cause significant doubt on the company’s ability to continue as a going concern and, therefore, the company may be unable to realize its assets and discharge its liabilities in the normal course of business. During the period that we are operating as debtors-in-possession under Chapter 11, Paragon may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or as otherwise permitted in the ordinary course of business (and subject to restrictions in our debt agreements), for amounts other than those reflected in the company’s consolidated financial statements. Investors are urged to review the contents of the company’s Form 10-Q including the discussions under “Risk Factors” when the document is filed.
About Paragon Offshore
Paragon is a global provider of offshore drilling rigs. Paragon’s operated fleet includes 34 jackups, including two high specification heavy duty/harsh environment jackups, four drillships, and two semisubmersibles. Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.
Forward-Looking Disclosure Statement
This release contains forward-looking statements. Statements regarding contract backlog, earnings, costs, cost reductions, revenue, rig demand, fleet condition or performance, shareholder value, contract commitments, dayrates, contract commencements, contract extensions or renewals, contract disputes, industry fundamentals, customer relationships and requirements, strategic initiatives, future performance, growth opportunities, market outlook, compliance with financial covenants, ability to achieve value through our Chapter 11 filing, our ability to implement the transactions contemplated by the PSA, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with the operation of Paragon as a separate, publicly traded company, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Conference Call
Paragon also scheduled a teleconference and webcast related to its first quarter 2016 results on Tuesday, May 10, 2016, at 8:00 a.m. U.S. Central Time. The teleconference can be accessed from the U.S. and Canada by dialing 1-888-771-4371, or internationally by dialing 1-847-585-4405, and using access code: 42367644. Interested parties may also listen to the webcast through a link posted on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.
A telephonic replay of the conference call will be available on Tuesday, May 10, 2016, beginning at approximately 11:00 a.m. U.S. Central Time, through Tuesday, May 24, 2016, ending at approximately 11:00 p.m. U.S. Central Time. The phone number for the conference call replay is 1-888-843-7419 or, for calls from outside of the U.S., 1-630-652-3042, using access code: 42367644.  A replay of the conference call will also be available on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.
For additional information, contact:

For Investors	Lee M. Ahlstrom
& Media:	Senior Vice President – Investor Relations, Strategy and Planning
+1.832.783.4040

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Operating revenues
Contract drilling services	$235,044	$399,819
Labor contract drilling services	6,748	7,165
Reimbursables and other	23,328	23,664
	265,120	430,648
Operating costs and expenses
Contract drilling services	112,706	225,105
Labor contract drilling services	5,059	5,613
Reimbursables	19,784	19,978
Depreciation and amortization	71,906	90,075
General and administrative	12,174	15,364
Gain on sale of assets	—	(16,795)
Gain on repurchase of long-term debt	—	(4,345)
	221,629	334,995
Operating income before interest, reorganization items and income taxes	43,491	95,653
Interest expense	(27,017)	(30,178)
Other, net	762	2,248
Reorganization items, net	(21,842)	—
Income (loss) before income taxes	(4,606)	67,723
Income tax provision	(604)	(6,565)
Net income (loss)	$(5,210)	$61,158
Net income attributable to non-controlling interest	—	(31)
Net income (loss) attributable to Paragon	$(5,210)	$61,127

Earnings (loss) per share
Basic and diluted	$(0.06)	$0.69

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$835,401	$773,571
Restricted cash	3,001	3,000
Accounts receivable, net of allowance for doubtful accounts	242,854	266,325
Prepaid and other current assets	102,565	110,027
Total current assets	1,183,821	1,152,923

Property and equipment, net	1,061,066	1,111,098
Other assets	94,097	98,826
Total assets	$2,338,984	$2,362,847

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$667,138	$40,629
Accounts payable and accrued expenses	81,882	85,374
Accrued payroll and related costs	43,293	48,246
Other current liabilities	80,669	109,640
Total current liabilities	872,982	283,889

Long-term debt	217,720	2,538,444
Deferred income taxes	8,833	9,373
Other liabilities	37,778	37,731
Liabilities subject to compromise	1,709,347	—
Total liabilities	2,846,660	2,869,437

Total shareholders’ deficit	(507,676)	(506,590)
Total liabilities and equity	$2,338,984	$2,362,847

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities
Net income (loss)	$(5,210)	$61,158
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	71,906	90,075
Gain on sale of assets	—	(16,795)
Gain on repurchase of long-term debt	—	(4,345)
Reorganization items, non-cash	9,122	—
Other changes in operating activities	30,407	80,292
Net cash provided by operating activities	106,225	210,385

Cash flows from investing activities
Capital expenditures	(17,866)	(50,699)
Proceeds from sale of assets	—	24,007
Acquisition of Prospector Offshore Drilling S.A. non-controlling interest	—	(2,185)
Change in restricted cash	(4,160)	12,502
Change in accrued capital expenditures	(5,422)	(6,172)
Net cash used in investing activities	(27,448)	(22,547)

Cash flows from financing activities
Net Activity – Revolving Credit Facility	—	16,000
Additional Borrowings – Revolving Credit Facility	—	200,000
Repayments on Sale-Leaseback Financing	(16,947)	—
Repayment of Term Loan Facility	—	(1,625)
Repayment of Prospector Senior Credit Facility	—	(265,666)
Repayment of Prospector Bonds	—	(101,000)
Purchase of Senior Notes	—	(6,546)
Net cash used in financing activities	(16,947)	(158,837)
Net change in cash and cash equivalents	61,830	29,001
Cash and cash equivalents, beginning of period	773,571	56,772
Cash and cash equivalents, end of period	$835,401	$85,773

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
OPERATIONAL INFORMATION
(Unaudited)

	As Reported
	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Rig fleet operating statistics (1)
Jackups:
Average Rig Utilization	48%	71%	52%
Marketed Utilization (2)	51%	71%	55%
Operating Days	1,491	2,174	1,625
Average Dayrate	$113,885	$126,646	$120,687
Floaters:
Average Rig Utilization	45%	83%	51%
Marketed Utilization (2)	68%	100%	61%
Operating Days	246	450	282
Average Dayrate	$264,779	$276,560	$252,130
Total:
Average Rig Utilization	48%	73%	52%
Marketed Utilization (2)	53%	74%	56%
Operating Days	1,737	2,624	1,907
Average Dayrate	$135,296	$152,353	$140,086

(1)
We define average rig utilization for a specific period as the total number of days our rigs are operating under contract, divided by the product of the total number of our rigs, including cold-stacked rigs, and the number of calendar days in such period. Information reflects our policy of reporting on the basis of the number of available rigs in our fleet.

(2)	Marketed utilization excludes the impact of Paragon cold-stacked rigs for each comparable quarter, respectively.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CALCULATION OF BASIC AND DILUTED EARNINGS/LOSS PER SHARE
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted earnings (loss) per share:

	Three Months Ended
	March 31,
	2016	2015
Allocation of income (loss):
Basic and diluted
Net income (loss)	$(5,210)	$61,127
Earnings allocated to unvested share-based payment awards (1)	—	(2,854)
Net income (loss) to ordinary shareholders - basic and diluted	$(5,210)	$58,273

Weighted average shares outstanding - basic and diluted	86,598	85,055

Weighted average unvested share-based payment awards	5,944	4,166

Earnings (loss) per share
Basic and diluted	$(0.06)	$0.69

(1)	No earnings were allocated to unvested share-based payment awards in our earnings per share calculation for the three months ended March 31, 2016 due to a net loss in the current quarter.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the reconciliation of net income (loss) to adjusted net income (non-GAAP):

	Three Months Ended
	March 31,
	2016	2015

Net income (loss)	$(5,210)	$61,127
Adjustments:
Gain on repurchase of long-term debt	—	(4,345)
Gain on sale of assets	—	(16,795)
Tax impact on gains (1)		2,049
Adjusted net income (loss)	$(5,210)	$42,036

Allocation of adjusted net income:
Basic and diluted
Adjusted net income (loss)	$(5,210)	$42,036
Earnings allocated to unvested share-based payment awards	—	(1,963)
Adjusted net income (loss) to ordinary shareholders - basic and diluted	$(5,210)	$40,073

Weighted average number of shares outstanding - basic and diluted	86,598	85,055

Weighted average unvested share-based payment awards	5,944	4,166

Adjusted earnings (loss) per share
Basic and diluted	$(0.06)	$0.47

(1)	The estimated tax impact of the gains for the three months ended March 31, 2015 was calculated at the effective tax rate for the quarter.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Cont’d)
(In thousands)
(Unaudited)

	As Reported
	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Operating revenues
Contract drilling services	$235,044	$399,819	$267,113
Labor contract drilling services	6,748	7,165	7,884
Reimbursables and other	23,328	23,664	24,566
	265,120	430,648	299,563
Operating costs and expenses
Contract drilling services	112,706	225,105	156,763
Labor contract drilling services	5,059	5,613	4,513
Reimbursables	19,784	19,978	23,118
Depreciation and amortization	71,906	90,075	58,694
General and administrative	12,174	15,364	17,574
Loss on impairments	—	—	28,811
Gain on sale of assets	—	(16,795)	(500)
Gain on repurchase of long-term debt	—	(4,345)	—
	221,629	334,995	288,973
Operating income before interest, reorganization items and income taxes	43,491	95,653	10,590
Interest expense	(27,017)	(30,178)	(36,929)
Other, net	762	2,248	(1,731)
Reorganization items, net	(21,842)	—	—
Income (loss) before income taxes	(4,606)	67,723	(28,070)
Income tax benefit (provision)	(604)	(6,565)	4,807
Net income (loss)	(5,210)	61,158	(23,263)
Net income attributable to non-controlling interests	—	(31)	—
Net income (loss) attributable to Paragon	$(5,210)	$61,127	$(23,263)

Adjustments:
Depreciation and amortization	71,906	90,075	58,694
Loss on impairments	—	—	28,811
Gain on sale of assets	—	(16,795)	(500)
Gain on repurchase of long-term debt	—	(4,345)	—
Other, net	(762)	(2,248)	1,731
Reorganization items, net	21,842	—	—
Interest expense	27,017	30,178	36,929
Income tax provision (benefit)	604	6,565	(4,807)
Adjusted EBITDA	$115,397	$164,557	$97,595